UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 5, 2006
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

               On July 5, 2006, Electro Energy, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Martin G. Klein, the Chairman of the Board of Directors of the Company and its former Chief Executive Officer. The Consulting Agreement provides that Mr. Klein will consult with the Company on an ongoing basis as the Company’s Chief Technologist. Under the terms of the Consulting Agreement, Mr. Klein will be compensated at the rate of $8,000 per month, plus additional compensation for extra work as well as reasonable out-of-pocket expenses, and he has agreed not to engage in or conduct any business which competes with the business conducted by the Company from the date of the Consulting Agreement until three years after the termination or expiration of the Consulting Agreement. The Consulting Agreement will expire on July 5, 2007, and shall be automatically renewed for additional successive one year periods unless earlier terminated in accordance with the Consulting Agreement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report:

Exhibit No.	Description

10.1	Consulting Agreement between the Company and Martin G. Klein, dated July 5, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

	By:	/s/ Michael E. Reed

Name: Michael E. Reed
Title: Chief Executive Officer
Dated: July 11, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement between the Company and Martin G. Klein, dated July 5, 2006.